CUSIP No. 296744 10 5                13D/A                         Page 51 of 89

                                                                      EXHIBIT 13

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of October 17, 2002, by and among Essex Corporation, a Virginia corporation, with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "COMPANY") and Global Environment Strategic Technology Partners, L.P. and/or it affiliates (the "PURCHASER OR BUYER").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         A. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, shares of Common Stock, no par value of the Company, and warrants to purchase additional shares of Common Stock as described below.

         B. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Registration Rights Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A (the "RRA") pursuant to which the Company has agreed to provide the Purchaser with certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

         1. PURCHASE AND SALE OF SHARES

                  (a) Purchase of Shares. At the Initial Closing or a Subsequent Closing, as defined below, Essex shall issue and sell to the Buyer and the Buyer agrees to purchase from Essex the Common Shares and Warrants as set forth below:

                        (i) Initial Funding - US$250,000 - at the Initial Closing, of which $150,000 shall be allocated to purchase shares of Common Stock at a share price of $3.00 and $100,000 shall be considered a deposit (the "Warrant Deposit") for exercise at the Subsequent Closings on the terms and conditions set forth below.

                        (ii) Second Funding Transaction - US$1,000,000 on or before the sixtieth (60th) calendar day from the Initial Closing date of this Agreement. Buyer has the option but is not obligated to make this investment at a share price of $3.25 as provided in a stock purchase warrant issued pursuant hereto (the "60 Day Warrant"). Upon closing, fifty percent (50%) of the Warrant Deposit shall be credited against the purchase price payable for the shares. In the event Buyer does not exercise its rights to purchase 100% of the shares available pursuant to the 60 Day Warrant on a timely basis, Purchaser shall be deemed to have exercised the 60 Day Warrant to purchase shares at the $3.25 share price, as adjusted in accordance with Section 1(d) below, and 50% of the Warrant Deposit shall be applied in full satisfaction of the purchase price payable for such shares.

CUSIP No. 296744 10 5                13D/A                         Page 52 of 89


                        (iii) Third Funding Transaction - US$1,000,000 on or before the ninetieth (90th) calendar day from the execution date of this Agreement. Buyer has the option but is not obligated to make this investment at a share price of $3.50 as provided in a stock purchase warrant issued pursuant hereto (the "90 Day Warrant"). Upon closing, fifty percent (50%) of the Warrant Deposit shall be credited against the purchase price payable for the shares. In the event Buyer does not exercise its rights to purchase 100% of the shares available pursuant to the 90 Day Warrant on a timely basis, Purchaser shall be deemed to have exercised the 90 Day Warrant to purchase shares at the $3.50 share price, as adjusted in accordance with Section 1(d) below, and 50% of the Warrant Deposit shall be applied in full satisfaction of the purchase price payable for such shares.

                        (iv) Additional Funding Transactions - Additional Funding Transactions may be made upon mutual agreement of the parties.

                  (b) The Initial Closing. The initial closing of the transaction contemplated hereby (the "Initial Closing") shall take place at the offices of Essex, 9150 Guilford Road, Columbia, Maryland 21046 at 10 a.m. on October 17, 2002 or such later date but in no event later than October 18, 2002. At the Initial Closing, (A) the Buyer shall pay the purchase price to Essex for the Shares to be issued and sold to the Buyer by check or wire transfer, and (B) Essex shall arrange timely delivery to the Buyer, a stock certificate representing the number of the Common Shares which the Buyer is then purchasing hereunder, duly executed on behalf of Essex and registered in the name of the Buyer or its designee. (C) Essex shall arrange timely delivery to the Buyer the Warrants for exercise at Subsequent Closings.

                  (c) Subsequent Closings. Essex and the Buyer shall agree, prior to any subsequent closings, and subject to the sole satisfaction of the Buyer, to specific uses of proceeds to be received. It is understood by both Parties that the intent of the Buyer is to allocate its proceeds to support delivery of commercial or test marketing devices and systems to specific customers as a prelude to sales of future devices in quantity to the customer(s). Further, it is understood by both Parties that the Buyer does not anticipate exercising its options to conclude subsequent Closings in the absence of such specific customer mandates or in support of the general operations of Essex.

         Buyer shall reserve the right, and shall be provided all necessary information by Essex, to monitor performance by Essex of the items set forth above, and to determine, in its sole discretion, if sufficient progress has been made prior to the exercise of its warrants as set forth above. Buyer shall further reserve the right to seek further commitments from Essex prior to the exercise of its warrants as set forth above.

         At each Subsequent Closing, (A) the Buyer shall pay the purchase price to Essex for the Shares to be issued and sold at such Closing to the Buyer by check or wire transfer, and (B) Essex shall timely deliver to the Buyer, a Common Stock Certificate representing the number of the Shares which the Buyer is then purchasing.

                  (d) Pricing. Pricing for the Funding Transactions specified in this Agreement shall be as set forth above. Buyer has the option but is not obligated to accelerate its execution of Funding Transactions. For all funding by the Buyer that is received within thirty (30) calendar days of the Initial Closing of this Agreement, the price per share of the Initial Funding

CUSIP No. 296744 10 5                13D/A                         Page 53 of 89


Transaction will be used. In the event that, on the day prior to a designated closing date for any of the Funding Transactions specified in this Agreement, the 15 trading day trailing weighted moving closing price average of the Essex common stock on the OTCBB shall fall below the designated price as set forth above, the pricing for the specified Funding Transaction shall be recalculated as follows: a 15% discount from 15 trading day trailing weighted moving closing price average of the Essex common stock on the OTCBB from and including the day before the designated closing date, but not less than $3.00 per share. The pricing of Additional Transactions will be determined by mutual agreement at the time of the proposed Funding Transaction.

         2. RESTRICTIVE LEGENDS. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         Any legend required by appropriate blue sky officials.

         3. PURCHASERS' REPRESENTATIONS AND WARRANTIES.

         The Purchaser represents and warrants that:

                  (a) Investment Purpose. The Purchaser is acquiring the Shares being purchased by it for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  (b) Accredited Investor Status. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

                  (c) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

CUSIP No. 296744 10 5                13D/A                         Page 54 of 89


                  (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

                  (e) Residency. Such Purchaser is purchasing the Shares from its office specified in its address below.

         4. COVENANTS.

                  (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the jurisdiction of the Purchaser set forth in Section 7(f) hereof, and shall provide evidence of any such action so taken to the Purchaser.

                  (c) Use of Proceeds. Essex agrees to utilize the proceeds received from the initial closing in the manner set forth below:

                        (i) Purchase of Test and Measurement Equipment (up to $50,000).

                        (ii) Direct and Indirect Costs to develop and deliver Hyperfine Devices to commercial and U.S. Government customers.

         5. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell the Shares to the Purchaser at each Closing is subject to the satisfaction, at or before each Closing, of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

                  (a) As of the Closing, such Purchaser shall have executed this Agreement and the RRA and delivered the same to the Company.

                  (b) (The representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

         6. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser hereunder to purchase the Shares from the Company at each Closing is subject to the satisfaction, at or before the date of such Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

CUSIP No. 296744 10 5                13D/A                         Page 55 of 89


                  (a) The Company shall have executed this Agreement and the RRA and delivered the same to such Purchaser;

                  (b) The provisions of Section 1(c) shall be satisfied to Buyers sole satisfaction; and

                  (c) The Company shall cause its transfer agent to execute for delivery to such Purchaser the Stock Certificates (in such denominations as such Purchaser shall request) for the Shares being purchased by such Purchaser.

         7. MISCELLANEOUS.

                  (a) Governing Law; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day

CUSIP No. 296744 10 5                13D/A                         Page 56 of 89


after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046
                  Telephone: 301-939-7000
                  Facsimile: 301-953-7880
                  Attention: Leonard E. Moodispaw, President and CEO


         With a copy to:

                  D. Scott Freed
                  Whiteford, Taylor & Preston L.L.P.
                  7 Saint Paul Street
                  Baltimore, Maryland 21202-1626
                  Telephone: 410-347-8763
                  Facsimile: 410-752-7092

         If to the Purchaser:

                  Global Environment Strategic Technology Partners, L.P. 1225 Eye Street, N.W
                  Suite 900
                  Washington, DC 20005
                  Attn:  Mr. James Gregory, Esq.
                  Facsimile:  202-789-4508

         or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder including by merger or consolidation without the prior written consent of the Purchasers.

CUSIP No. 296744 10 5                13D/A                         Page 57 of 89


                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Survival. The representations and warranties of the Purchaser contained in Section 3 and the agreements and covenants set forth in Sections 4, 5 and 6 shall survive the Closing.

                  (j) Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby, such consent not to be unreasonably withheld.

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Brokers; Placement Agent. The Company acknowledges that it has not engaged a broker or placement agent in connection with the sale of the Shares. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim for brokers', financial advisory or similar fees in connection with such transaction.




                            [REMAINDER OF PAGE BLANK]

CUSIP No. 296744 10 5                13D/A                         Page 58 of 89


         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                              COMPANY:



                                              ESSEX CORPORATION

                                              By: /s/ Joseph R. Kurry, Jr.
                                                  --------------------------
                                                  Name:  Joseph R. Kurry, Jr.
                                                  Title: CFO



                                              PURCHASER:



                                              GLOBAL ENVIRONMENT STRATEGIC
                                              TECHNOLOGY PARTNERS, L.P.



                                              By: /s/ H. Jeffrey Leonard
                                                  -------------------------
                                                  Name: H. Jeffrey Leonard
                                                  Title: CEO

CUSIP No. 296744 10 5                13D/A                         Page 59 of 89



                                    EXHIBITS
                                    --------



         Exhibit A         Form of RRA